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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 23, 2001

                                  AVTEAM, INC.
             (Exact name of registrant as specified in its charter)

              Florida                       0-20889            65-0313187
 ---------------------------------        -----------      --------------------
    (State or other jurisdiction          (Commission        (I.R.S. Employer
 of incorporation or organization)        File Number)      Identification No.)


                               3230 Executive Way
                             Miramar, Florida 33025
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (954) 431-2359
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
   (Former name, former address and fiscal year, if changed since last report)







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ITEM 5. OTHER EVENTS.

         On January 23, 2001, the Company, as borrower, and Avteam Aviation Field Services, as guarantor, entered into a Fourth Amendment to the Credit Agreement (the "Fourth Amendment") with a syndicate of lenders (the "Lenders") led by Bank of America, N.A., as administrative agent (the "Agent") after determining that the Company was not in compliance with certain financial covenants as set forth in the Credit Agreement, as amended. The Fourth Amendment
(i) waived, through February 2, 2001, the Company's noncompliant financial covenants as of December 31, 2000, and (ii) modified interest payment dates from quarterly to monthly commencing January 31, 2001.

         The full text of the Fourth Amendment and the press release issued by the Company on January 24, 2001 is attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

ITEM 7.  EXHIBITS.


Exhibit No.                Document
-----------                --------

   99.1 Fourth Amendment to the Credit Agreement dated as of January 23, 2001 between the Company and Bank America, N.A. and certain lenders identified therein.


   99.2                    Press release dated January 24, 2001.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AVTEAM, INC.



Date:  January 24, 2001               By: /s/ Donald A. Graw
                                          --------------------------------------
                                          Donald A. Graw
                                          President and Chief Executive Officer





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                                  EXHIBIT INDEX

Exhibit             Description
-------             -----------

99.1 Fourth Amendment to the Credit Agreement dated as of January 23, 2001 between the Company and Bank America, N.A. and certain lenders identified therein.

99.2                Press release dated January 24, 2001